UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2009 (January 26, 2009)
CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-51734 (Commission File Number)	37-1516132 (IRS Employer Identification No.)
2780 Waterfront Pkwy E. Drive
Suite 200
Indianapolis, Indiana 46214

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (317) 328-5660
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On January 26, 2009, Calumet Shreveport Fuels, LLC (“Calumet”), a wholly-owned subsidiary of Calumet Specialty Products Partners, L.P. (the “Partnership”), entered into a Master Crude Oil Purchase And Sale Agreement (the “Agreement”) with Legacy Resources Co., L.P. (“Legacy”). Under the Agreement, it is contemplated Legacy will supply the Partnership’s Shreveport refinery with a portion of its crude oil requirements that are received via common carrier pipeline. Under the terms of the Agreement, Legacy and Calumet will enter into purchase and sale order confirmations to evidence such sales and purchases from time to time as the parties may agree. Until Legacy and Calumet execute such a confirmation, neither party is obligated to buy from or sell to the other any crude oil, but such a confirmation shall evidence a binding agreement for the sale of the crude oil further described therein on the terms set forth therein. Pricing for the crude oil purchased under each confirmation will be mutually agreed to by the parties and set forth in such confirmation and will include a market-based premium as determined by Legacy and agreed to by Calumet. Generally, this market-based premium will vary based on the pricing per barrel for the crude oil prior to the addition of such premium. The Agreement is effective as of January 26, 2009 and will continue to be in effect until terminated by either party by written notice. Title and risk of loss of the crude oil will pass from Legacy to Calumet as crude oil is delivered to Calumet, generally as the crude oil is delivered into a common carrier pipeline in which the crude oil will then be transported to Calumet’s Shreveport refinery. Calumet will provide Legacy with a nonbinding indication of need for crude oil on a monthly basis to provide Legacy with guidance for purposes of seeking out and procuring the crude oil from other crude oil suppliers for resale to Calumet. Based on historical usage, the estimated volume of crude oil to be sold by Legacy and purchased by Calumet under this Agreement is up to 15,000 barrels per day.
Because Legacy is owned in part by The Heritage Group, an affiliate of our general partner, and our chief executive officer and president, F. William Grube, the terms of the Agreement were reviewed by the Partnership’s conflicts committee, which consists entirely of independent directors. The conflicts committee approved the Agreement after determining that the terms of the Agreement are fair and reasonable to the Partnership.
The foregoing description is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated into this Current Report on Form 8-K by reference.

Item 9.01	Financial Statements and Exhibits
     (d) Exhibits

Exhibit Number	Description
10.1	Master Crude Oil Purchase and Sale Agreement, dated January 26, 2009, by and between Calumet Shreveport Fuels, LLC and Legacy Resources Co., L.P.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

By:	CALUMET GP, LLC, its General Partner

By:	/s/ R. Patrick Murray, II

Name: R. Patrick Murray, II Title: Vice President, Chief Financial Officer and Secretary
January 30, 2009

EXHIBIT INDEX

Exhibit Number	Description
10.1	Master Crude Oil Purchase and Sale Agreement, dated January 26, 2009, by and between Calumet Shreveport Fuels, LLC and Legacy Resources Co., L.P.